Exhibit 5.1

DLA Piper LLP (US) 500 Eighth Street, NW Washington, D.C. 20004 www.dlapiper.com

October 13, 2026

Retension Pharmaceuticals, Inc.

1104 West Broad Street #1029

Falls Church, Virginia 22046

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Retension Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the Company’s filing of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of an aggregate of 2,313,103 shares of common stock, $0.0001 par value, of the Company (the “Common Stock”), including (i) 1,229,938 shares of Common Stock (the “2024 Shares”) issuable pursuant to the Company’s 2024 Stock Incentive Plan, as amended (the “2024 Plan”), (ii) 999,845 shares of Common Stock (the “2026 Plan Shares”) issuable pursuant to the Company’s 2026 Equity Incentive Plan (the “2026 Plan”) and (iii) 83,320 shares of Common Stock (the “2026 ESPP Shares” and, together with the 2024 Shares and the 2026 Plan Shares, the “Shares”) issuable pursuant to the Company’s 2026 Employee Stock Purchase Plan (the “2026 ESPP” and, together with the 2024 Plan and the 2026 Plan, the “Plans”).

In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of the Registration Statement, the Plans, the Certificate of Incorporation of the Company, and the Bylaws of the Company as currently in effect and minutes of all pertinent meetings and actions of the board of directors of the Company.

In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the due authority of the parties signing such documents, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and that the offer and sale of the Shares complies in all respects with the terms, conditions and restrictions set forth in the Registration Statement and the Plans. The Company has represented to us and we have also assumed that the Company has reserved from its duly authorized capital stock a sufficient number of shares of common stock for issuance under the Plans. We have also assumed that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved shares of common stock, solely for the purpose of enabling it to issue the Shares in accordance with the Plans, as applicable, the number of Shares which are then issuable and deliverable upon the exercise or settlement of awards under the Plans and purchases under the 2026 ESPP.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law and the federal law of the United States. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

This opinion speaks only at and as of its date and is based solely on the facts and circumstances known to us and as of such date. In addition, in rendering this opinion, we assume no obligation to revise, update or supplement this opinion (i) should the present aforementioned laws be changed by legislative action, judicial decision or otherwise, or (ii) to reflect any facts or circumstances which may hereafter come to our attention.

Based upon, subject to and limited by the foregoing, we are of the opinion and so advise you that the issuance of the Shares has been duly authorized and, when issued, delivered and fully paid for in accordance with the terms of the Registration Statement and the Plans, such Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA Piper LLP (US)